Exhibit 10.2

FORM OF EXECUTION VERSION

RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

between

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.,

as Seller

and

TPGVC FUNDING COMPANY LLC,

as Purchaser

Dated as of July 15, 2020

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

SECTION 1.1	Definitions.	1
SECTION 1.2	Other Terms.	2
SECTION 1.3	Computation of Time Periods.	2

ARTICLE II	CONVEYANCES OF CONTRACT PAYMENTS, CONTRACTS AND RELATED SECURITY	3

SECTION 2.1	Conveyances.	3
SECTION 2.2	Indemnification.	5

ARTICLE III	CONSIDERATION AND PAYMENT; REPORTING	6

SECTION 3.1	Purchase Price.	6
SECTION 3.2	Payment of Purchase Price.	6

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	6

SECTION 4.1	Seller’s Representations and Warranties.	6
SECTION 4.2	Reaffirmation of Representations and Warranties by the Seller; Notice of Breach.	11

ARTICLE V	COVENANTS OF THE SELLER	11

SECTION 5.1	Covenants of the Seller.	11

ARTICLE VI	INELIGIBLE CONTRACTS	13

SECTION 6.1	Ineligible Contracts.	13
SECTION 6.2	Substitution of Contracts Pursuant to Technology Exchange Option.	14
SECTION 6.3	Optional Offer to Sell.	14
SECTION 6.4	Dilutions, Etc.	14

ARTICLE VII	CONDITIONS PRECEDENT	15

SECTION 7.1	Conditions Precedent.	15

ARTICLE VIII	MISCELLANEOUS PROVISIONS	15

SECTION 8.1	Amendments, Etc.	15

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This RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of July 15, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between TRIPLEPOINT PRIVATE VENTURE CREDIT INC., a Maryland corporation, as seller (in such capacity, the “Seller”) and TPGVC FUNDING COMPANY LLC, a Maryland limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans, leases and related contracts existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans, leases and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans, leases and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Financing Agreement”), by and among the Purchaser, as borrower, the Seller, in its individual capacity and as Collateral Manager, Deutsche Bank AG, New York Branch, as Facility Agent, Deutsche Bank AG, New York Branch and MUFG Union Bank, N.A., as Joint Lead Arrangers, Deutsche Bank Trust Company Americas, as Paying Agent, U.S. Bank National Association, as Custodian and Vervent Inc., as Backup Collateral Manager, and the Lenders parties thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Contribute” has the meaning set forth in Section 2.1(a).

“Contribution” has the meaning set forth in Section 2.1(a).

“Convey” means to Sell and/or Contribute hereunder Contract Payments, Contracts and Related Security.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Ineligible Contract” has the meaning set forth in Section 6.1.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Purchase Date” has the meaning set forth in Section 2.1(b).

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Sale” has the meaning set forth in Section 2.1(a).

“Schedule of Contracts” has the meaning set forth in Section 2.1(a).

“Sell” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

SECTION 1.2  Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3  Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

CONVEYANCES OF CONTRACT PAYMENTS, CONTRACTS AND RELATED SECURITY

SECTION 2.1  Conveyances.

(a)            Initial Conveyance on the Effective Date. On the terms and subject to the conditions set forth in this Agreement. the Seller agrees to (i) sell, transfer, assign and otherwise convey (collectively, “Sell”, and any such sale, transfer, assignment and/or conveyance, a “Sale”) to the Purchaser, without recourse, on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date, all of the Seller’s right, title and interest in and to each and every Contract listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, which schedule shall, together with each supplement thereto, be included in and made a part of the Schedule of Contracts maintained by the Collateral Manager pursuant to the Receivables Financing Agreement, each such list, supplement or schedule, being collectively, the “Schedule of Contracts”) and all Contract Payments related thereto, together with all other Related Security and all proceeds of the foregoing and (ii) contribute to the capital of, and transfer, assign and otherwise convey (collectively, “Contribute”, and any such contribution to capital, transfer, assignment and/or other conveyance, a “Contribution”) to the Purchaser on the Effective Date, and the Purchaser agrees to acquire all of the Seller’s right, title and interest in and to each and every such Contract and all Contract Payments related thereto described as contributed on the Schedule of Contracts, together with all other Related Security and all proceeds of the foregoing. The foregoing purchases, Sales and Contributions are herein sometimes collectively called the “Initial Conveyance.” Any sale, assignment, transfer and conveyance under this Agreement does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Contract Payments or under any other agreement or instrument relating to the Contract Payments and specifically excludes Retained Interests relating to such Contracts.

(b)            Subsequent Conveyances. The Seller shall from time to time after the Effective Date notify the Purchaser in writing substantially in the form of Schedule B to this Agreement (each, a “Purchase Notice”) of the Seller’s desire to Convey to the Purchaser additional Contract Payments, Contracts and Related Security, designating the date of the proposed Conveyance (each, a “Subsequent Conveyance Date”: each Subsequent Conveyance Date and the date of the Initial Conveyance are a “Purchase Date”), which Contract Payments, Contracts and Related Security shall be identified on a supplement to the Schedule of Contracts prepared by the Seller and attached to the related Purchase Notice (each such supplement together with all other supplements thereto delivered hereunder shall become part of the Schedule of Contracts and, shall at all times be maintained by the Collateral Manager in accordance with the terms of the Receivables Financing Agreement). In the event the Purchaser agrees from time to time after the Initial Conveyance to acquire one or more additional Contracts, the Purchaser shall countersign the Purchase Notice to confirm its acceptance of such offer and on the terms and subject to the conditions set forth in this Agreement, the Seller shall Convey to the Purchaser, without recourse, on the applicable Subsequent Conveyance Date, and the Purchaser shall purchase from the Seller on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each and every Contract then reported on the supplement to the Schedule of Contracts attached to the related Purchase Notice and all Contract Payments related thereto, together with all other Related Security and all proceeds of the foregoing. The supplement to the Schedule of Contracts delivered in accordance with the terms hereof shall automatically, on the applicable Subsequent Conveyance Date, be deemed to update any previously delivered Schedule of Contracts without the need for action or consent on the part of any Person.

(c)            In connection with the Initial Conveyance, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Contract Payments and the other property described in Section 2.1(a) and (b) Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as practicable after its receipt thereof.

(d)            The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary, or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Contract Payments, Contracts and Related Security and other rights, security interests, and other interests purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Purchaser and mark its master data processing records (or related subledger) and other documents with a legend describing the purchase by the Purchaser of the Contract Payments, Contracts and Related Security and the liens of the Purchaser pursuant to this Agreement and the Facility Agent pursuant to the Receivables Financing Agreement. The Seller shall, upon request of the Purchaser, obtain such search reports as the Purchaser shall request. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(e)            It is the express intent of the Seller and the Purchaser that (x) each Conveyance of Contract Payments, Contracts and Related Security by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution and transfer of ownership of such Contract Payments, Contracts and Related Security by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of the Contract Payments, Contracts and Related Security and (y) such Contract Payments, Contracts and Related Security shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Contract Payments, Contracts and Related Security by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Contract Payments, Contracts and Related Security and all proceeds of the foregoing, which lien and security interest shall be prior to all other liens on and security interests therein (other than Permitted Liens). The Purchaser and its assignees shall have, with respect to such Contract Payments, Contracts and Related Security and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

(f)            The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Contract Payments, Contracts and Related Security to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

(g)            The Seller represents and warrants that the Contract Payments, Contracts and Related Security are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any Contract Payments or any other payments owed by them under the Transferred Contracts or Related Security. Except with respect to breach of representations, warranties and covenants expressly stated in this Agreement, the Seller Conveys the Contract Payments, Contracts and Related Security “as is”, and makes no covenants, representations or warranties regarding Contract Payments, Contracts or Related Security. The Seller further represents, warrants, acknowledges and agrees that upon the Conveyance of the Contract Payments, Contracts and Related Security from the Seller to the Purchaser, the Seller shall not have any right to any surplus or any responsibility for any deficiency that, in either case, arises under, out of or in connection with, or as a result of the foreclosure upon or acceleration of, any Contract Payments, Contracts or Related Security.

(h)            With respect to each Conveyance of Contract Payments, Contracts and Related Security from Seller to Purchaser on any Purchase Date (i) Purchaser shall, as to such Contract Payments, Contracts and Related Security, be a party to the relevant underlying documents and instruments and have the rights and obligations of the lender or lessor thereunder, and (ii) Seller shall relinquish its rights and, to the extent provided in this Agreement, be released from its obligations as to such Contract Payments, Contracts and Related Security. The obligors or agents on the Contracts were or will be notified of the Conveyance of the Contract to the Purchaser to the extent required under the applicable Contract.

SECTION 2.2  Indemnification.

Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns (including the Facility Agent, the Lenders and the Agents) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all actual and direct damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made or deemed made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Contract due to the applicable obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) non-payment by any Obligor of an amount due and payable with respect to a Transferred Contract, (d) any Excluded Taxes, or (e) any punitive, indirect, consequential or special damages, lost profits or similar damages. The parties agree that the provisions of this Section 2.2 shall not be interpreted to (x) provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to any Contract Payments, Contracts and Related Security or (y) require Seller to make indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Contract Payments, Contracts or Related Security.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1  Purchase Price. The purchase price (the “Purchase Price”) for the Contract Payments, Contracts and Related Security Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser as determined at the time of related Conveyance) of the Contract listed on the Schedule of Contracts attached to the related Purchase Notice for such Purchase Date.

SECTION 3.2  Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) first, by payment in cash in immediately available funds to the extent that the Purchaser has cash available therefor and (b) second, by the Seller making a Contribution in an amount equal to the unpaid portion of the Purchase Price.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a)            Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Contracts and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b)            Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey all of its properties, to conduct its business as now or proposed to be conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)            Corporate Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its articles of incorporation or by-laws, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or its property, and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement or any other Transaction Document).

(d)            Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e)            Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Transaction Documents, (ii) for the perfection of or the exercise by each of the Borrower and the Facility Agent of any of its rights or remedies under the Receivables Financing Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) consents, notices, filings and other actions which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f)            Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity and implied covenants of good faith and fair dealing.

(g)            No Litigation. There are no proceedings or investigations pending or, to the best of the Seller’s knowledge, threatened against the Seller before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated under this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Contract Payments, Contracts or Related Security or (E) seeking to impose any excise, franchise, transfer or similar tax upon the Conveyance of the Contract Payments, Contracts and Related Security hereunder.

(h)            Legal Compliance. The Seller has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and the Contract Payments, Contracts and Related Security.

(i)            Tax Status. The Seller has timely filed all tax returns (foreign, federal, state, local and otherwise) required to be filed by it, is not liable for taxes payable by any other Person (except for the payment of any amount as a result of the filing of consolidated tax returns) and has paid or has made adequate provision for the payment of all taxes, fees, assessments and other governmental charges due from the Seller. No tax lien or similar Adverse Claim has been filed, and no claim has been filed or is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the execution and delivery of this Agreement and the Transaction Documents have been paid or shall have been paid if and when due at or prior to the Effective Date or the Purchase Date, as applicable.

(j)            Place of Business. The principal place of business and chief executive office of the Seller are located at 2755 Sand Hill Road, Suite 150, Menlo Park, CA 94025, and the offices where the Seller keeps all its Records, are located at 2755 Sand Hill Road, Suite 150, Menlo Park, CA 94025, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records.

(k)            Ownership; Security Interest. On the Effective Date and each Purchase Date, the Purchaser shall be the legal and beneficial owner of, and has good and marketable title to, the Contract Payments, Contracts and the Related Security listed on the Schedule of Contracts attached to the related Purchase Notice free and clear of any Adverse Claim. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement shall create a valid security interest in, to and under the Contract Payments, Contracts and the Related Security and (ii) upon filing of appropriate financing statements, such security interest shall be first priority perfected (subject to Permitted Liens) to the extent that a security interest in the Contract Payments, Contracts and Related Security may be perfected under the applicable UCC.

(l)            Fair Consideration; No Avoidance for Contract Payments. With respect to each Contract Payment sold hereunder, the Seller sold such Contract Payment to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder, delay or defraud any creditor of the Seller.

(m)            Eligibility of Contract Payments. Each Contract Payment Conveyed hereunder shall at the time of such Conveyance be an Eligible Contract Payment. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Contract Payment.

(n)            True Sale. Each Contract sold hereunder shall have been sold by the Seller to the Purchaser in a “true sale”.

(o)            Adequate Capitalization; No Insolvency. The Seller is adequately capitalized as of the date of this Agreement and of any Conveyance it is, and after giving effect to the transactions contemplated by this Agreement and the Transaction Documents it will be, solvent. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(p)            Absolute Assignment. Immediately prior to each Conveyance hereunder, for accounting purposes, the Seller will treat all of the Contract Payments as its own property, and will account for the Conveyance of any such Contract Payments pursuant to this Agreement as a Conveyance or absolute assignment of its right, title and ownership interest in such Contract Payments and the Seller has not in any other manner accounted for or treated the transactions under this Agreement, except that such transactions shall be treated as debt for tax purposes. For the avoidance of doubt, the Seller may consolidate the Purchaser and/or its property and other assets for accounting purposes in accordance with GAAP.

(q)            True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Seller to the Purchaser, any of the Lenders, the Backup Collateral Manager, the Custodian or the Facility Agent, in connection with this Agreement, the Contract Payments or any other Transaction Document, or any transaction contemplated hereby or thereby, is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

(r)            ERISA. The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC (or any successor thereto) under ERISA.

(s)            Investment Company. The Seller is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act.

(t)            Payment in Full. The Seller has no knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Contract at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Transaction Documents, (B) the validity or enforceability of this Agreement or any of the Transaction Documents, or (C) the Contract Payments or the Contracts or the interests of the Seller therein.

(u)            Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “material adverse effect”, then such representation and warranty is true and correct in all respects) and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Borrower, the Lenders and the Facility Agent, as if the same were set forth in full in this Agreement.

(v)            No Unmatured Collateral Manager Default; Collateral Manager Default; Unmatured Facility Termination; Facility Termination Event. No Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing.

(w)            Chattel Paper. If the related Contract constitutes “chattel paper” within the meaning of the UCC (i) as enacted in the jurisdiction in which the Purchaser is located and where the Custodian takes possession thereof and (ii) also as enacted in the jurisdiction in which the Seller is located then, in each such case, there is only one original chattel paper copy of such Contract (including any note or instrument) in existence, which original has been stamped with the notation “original copy” and delivered to the Custodian as contemplated under Section 12.1 of the Receivables Financing Agreement, and with any counterpart copies marked as such.

(x)            No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(y)            Sale Treatment Under GAAP. The Seller is treating the conveyance of the Contract Payments, the Contracts and the Collections and Related Security under this Agreement as a sale for purposes of GAAP other than on financial statements which consolidate the Purchaser and/or its properties and other assets in accordance with GAAP.

SECTION 4.2  Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “material adverse effect”, then such representation and warranty is true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Contract Payments, Contracts and Related Security to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Receivables Financing Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1  Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing:

(a)            Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state and local laws and regulations applicable to it and its business and properties, including the Contracts, the Contract Payments and all proceeds thereof, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.

(b)            Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such liens, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.

(c)            Cash Management Systems: Deposit of Collections. The Seller shall direct all Obligors (or agents in the case of Agented Contracts) to make Contract Payments directly to a Lockbox Account (either directly or through the Funds-Transfer system) and shall deposit or cause to be deposited promptly into a Lockbox Account and in any event no later than the third Business Day after receipt thereof, all Collections it may receive with respect to any Contract Payments or any other proceeds of any Contract.

(d)            Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP.

(e)            Access; Inspection. The Seller shall permit the Purchaser and its assignees (including the Lenders) to make or cause to be made inspections and audits of any books, records and papers of the Seller and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Seller from time to time as required in order to assure that the Seller is and will be in compliance with its obligations under this Agreement and the Transaction Documents (such inspection rights to be subject to the provisions on costs set forth in Section 7.9 of the Receivables Financing Agreement); provided, that such audits shall be (i) upon two Business Days’ prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing) and (ii) during normal business hours. The Seller shall, upon reasonable notice and during normal business hours, make available its officers, directors, employees, representatives, agents and accountants to discuss with the Purchaser and its assignees all financial statements and other information relating to the Seller or the Contract Payments and shall deliver any document or instrument necessary for the Purchaser or any such assigned as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Seller.

(f)            Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(g)            ERISA. The Seller shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

(h)           Compliance with Contracts. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contracts.

(i)            Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to the Contract Payments, the Contracts, any Related Security, the Borrower Accounts, any other deposit accounts into which Collections of any Contract Payments or other proceeds of any Contracts are deposited, or any other properties or assets (whether now owned or hereafter acquired) other than Permitted Liens.

(j)            Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Facility Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(k)           Sale Characterization. The Seller shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by this Agreement (other than for tax purposes or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Contract Payments and Contracts Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(l)            Commingling. The Seller shall not deposit or permit the deposit of any funds (other than Excluded Amounts) that do not constitute Collections of Contract Payments or other proceeds of any Transferred Contracts into the Collection Account.

(m)          No Conveyance of Future Funding Advances. The Seller shall not Convey to the Purchaser any Contract which requires the Purchaser to make any future funding advance or payment. The Seller hereby expressly retains all future funding obligations in connection with all Conveyed Contracts.

ARTICLE VI

INELIGIBLE CONTRACTS

SECTION 6.1      Ineligible Contracts. The Seller agrees that, with respect to any Contract which has been Conveyed hereunder, in the event of a breach of any representation or warranty applicable to a Contract Payment, Contract or the Related Security set forth in Article IV (each such Contract, an “Ineligible Contract”), no later than 30 days after the earlier of (x) actual knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser or the Facility Agent, the Seller shall (if such breach has not been cured prior to the end of such 30 day period) pay or cause to be paid to the Collection Account in immediately available funds the Principal Balance of such Ineligible Contract(s) to which such breach relates.

SECTION 6.2      Substitution of Contracts Pursuant to Technology Exchange Option. The Seller agrees that, with respect to any Contract which has been Conveyed hereunder, for which the Purchaser is obligated to pay to each Hedge Counterparty, as applicable, all Hedge Breakage Costs, if any, incurred in connection with the substitution of such Contract pursuant to Section 7.15 of the Receivables Financing Agreement and the termination of any Hedge Transactions, in whole or in part, in connection therewith, the Seller shall make or cause to be made a deposit to the Collection Account of the amount of such Hedge Breakage Costs paid or to be paid by the Purchaser to such Hedge Counterparties with respect thereto.

SECTION 6.3      Optional Offer to Sell. In the event a Contract which has been Conveyed hereunder becomes a Defaulted Contract or a Delinquent Contract, the Purchaser may, but shall have no obligation to, offer such Defaulted or Delinquent Contract (together with the related Contract Payments and the Related Security) for sale to the Seller in accordance with the provisions of this Section 6.3 and subject to the limitation set forth in the final sentence of this Section 6.3, at a sale price equal to the Repurchase Amount, which Repurchase Amount shall be deposited directly into a Lockbox Account. The Seller shall (a) have no obligation to repurchase any Defaulted Contract or Delinquent Contract and (b) unless such Contract is a Defaulted Contract or Delinquent Contract offered for sale by the Purchaser pursuant to this Section 6.3, have no option or right to repurchase any Contract Conveyed hereunder. If such offer is accepted by the Seller, the Seller shall confirm the same in writing and such acceptance shall be irrevocable. The Purchaser shall notify the Facility Agent at least 5 Business Days prior to selling a Defaulted Contract or Delinquent Contract to the Seller in accordance with the provisions of this Section 6.3, and shall specify the Repurchase Amount and the date the Purchaser intends to complete such sale. If not exercised earlier, the right of the Purchaser described in this Section 6.3 with respect to any such Defaulted Contract or Delinquent Contract shall automatically terminate upon (i) in the case of a Defaulted Contract, the related Obligor’s cure of all defaults thereunder, (ii) upon a repurchase of such Defaulted Contract or Delinquent Contract due to the Seller’s breach of a representation with respect thereto or (iii) the close of business (New York City time) on the 5th Business Day after the Purchaser has given the required notice to the Facility Agent. The Aggregate Outstanding Principal Balance of Defaulted Contracts and Delinquent Contracts with respect to which may be sold by the Purchaser to the Seller as described in this Section 6.3 during the term of this Agreement shall not exceed, at any time of determination, 10% of the greatest aggregate amount of Advances outstanding at any time under the Receivables Financing Agreement at any time prior to such date of determination.

SECTION 6.4      Dilutions, Etc. The Seller agrees that if, on any day, the Principal Balance of a Contract Payment which has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Contract Payment in the amount of such reduction, adjustment or setoff and shall on such day pay to the Collection Account in immediately available funds an amount equal to such reduction, adjustment or setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1      Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Contract Payments sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)            All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “material adverse effect”, then such representation and warranty is true and correct in all respects) on such Purchase Date as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date);

(b)            All information concerning the Contract Payments, Contracts and Related Security provided to the Purchaser and the Facility Agent shall be true and correct in all material respects as of such Purchase Date;

(c)            The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(d)            The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(c); and

(e)            All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1      Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2      Governing Law: Submission to Jurisdiction.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)            The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 8.2 shall affect the right of the Purchaser or the Facility Agent to bring any other action or proceeding against the Seller or its property in the courts of other jurisdictions.

SECTION 8.3      Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

(a)	in the case of the Purchaser:

TPGVC FUNDING COMPANY LLC
2755 Sand Hill Road, Suite 150
Menlo Park, CA 94025
Attention: Sajal Srivastava
Telephone: (650) 233-2102
Telecopy: (650) 854-2094

(b)	in the case of the Seller:

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.
2755 Sand Hill Road, Suite 150
Menlo Park, CA 94025
Attention: Sajal Srivastava
Telephone: (650) 233-2102
Telecopy: (650) 854-2094

(in each case, with a copy to the Facility Agent at the address for notice provided under the Receivables Financing Agreement)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 8.4      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5      Assignment. This Agreement may not be assigned by the parties hereto, except that the Purchaser may grant a security interest in, and the Seller hereby consents to such grant, its rights hereunder pursuant to the Receivables Financing Agreement to the Facility Agent as security for the Obligations. The Purchaser hereby notifies the Seller (and the Seller hereby acknowledges) that the Purchaser, pursuant to the Receivables Financing Agreement has granted a security interest in its rights (but not its obligations) to the Facility Agent for the benefit of the Secured Parties. All rights of the Purchaser hereunder may be exercised by the Facility Agent to the extent of its rights hereunder and under the other Transaction Documents.

SECTION 8.6      Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Contract Payments for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

SECTION 8.7      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8      Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 8.9      Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Facility Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10      Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.11      Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Receivables Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

TRIPLEPOINT PRIVATE VENTURE CREDIT INC., as Seller

By:
Name:	Sajal Srivastava
Title:	President

TPGVC FUNDING COMPANY LLC, as Purchaser

By:
Name:	Sajal Srivastava
Title:	President

Signature Page to Receivables Sale and Contribution Agreement

Schedule A

SCHEDULE OF CONTRACTS

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	TPGVC Variable Funding Company LLC 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025

Re:	Purchase Notice for Conveyance Date of ______________, 20__

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Receivables Sale and Contribution Agreement, dated as of July 15, 2020 (together with all amendments, if any, from time to time made thereto, the “Receivables Sale Agreement”), between TPGVC Variable Funding Company LLC (the “Purchaser”) and TriplePoint Private Venture Credit Inc. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Receivables Sale Agreement.

In accordance with Section 2.1(b) of the Receivables Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Receivables Sale Agreement the Contracts and Contract Payments listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Receivables Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.

By:
Name:
Title:

Accepted this ____ day of __________, 20___:

TPGVC FUNDING COMPANY LLC

By:
Name:
Title:

Wire Instructions
Bank: ABA:
Account Name:
Account Number:
For further credit to account:

Supplement to Schedule of Contracts